Consent Of:  Perzel and Lara, P.A., CPAs


     We consent to the incorporation by reference of our report dated March 17, 1997, filed As an exhibit to the Arguss Holdings, Inc. (the "Company") Form 8-K dated September 19, 1997 (the "Form 8-K"), in the Company's Registration Statement on Form S-8 (Commission file No. 333-192777, in the Company's Registration Statement on Form S-8 (Commission File No. 333-27017, in the Company's Registration Statement on Form S-3 (Commission File No. 333-33083), and in the Form 8-K.


/s/Odalys Z. Lara




Oldsmar, FL

September 29, 1997